Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement of InfoLogix, Inc. on Form S-8 of our report dated March 23, 2007, appearing in the Prospectus, which is part of this Registration Statement, with respect to the consolidated financial statements of InfoLogix, Inc. included in its Form 10-K for the fiscal year ended December 31, 2006, filed with the Securities and Exchange Commission.

/s/ ASHER & COMPANY, Ltd.

Philadelphia, PA
November 20, 2007